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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 26, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Metal Management, Inc., which appears in Metal Management Inc.'s Annual Report on Form 10-K for the year ended March 31, 2005.

                                            /s/ PricewaterhouseCoopers LLP

                                            PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
September 16, 2005